                                                                    EXHIBIT 4.24


                          FOURTH AMENDMENT AND CONSENT
                          ----------------------------

           FOURTH AMENDMENT AND CONSENT (this "Amendment"), dated as of January 22, 1997, among BIG V HOLDING CORP. ("Holdings"), BV HOLDINGS CORPORATION ("BV Holdings"), BIG V SUPERMARKETS, INC. (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :
                             - - - - - - - - - -

           WHEREAS, Holdings, BV Holdings, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of December 28, 1990, and amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993 (as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and

           WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend and/or modify the Credit Agreement as provided herein;

           NOW, THEREFORE, it is agreed:

           1. The table appearing in Section 7.10 of the Credit Agreement is hereby amended by deleting the phrase "June 30, 1997" and the corresponding amount "$40,000,000" set forth opposite such phrase, in each case appearing therein and inserting the following text in lieu thereof:

           "March 31, 1997                             $38,000,000


           First day of fiscal quarter beginning
           closest to April 1, 1997 through and
           including the last day of the fiscal
           quarter ended closest to June 30, 1997      $39,000,000".

           2. Notwithstanding anything to the contrary contained in the Credit Agreement, for the purpose of calculating EBITDA under the Credit Agreement (i) for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) which includes the Borrower's fiscal quarter ended on October 5, 1996, there shall be added to EBITDA for such period an amount equal to $3,904,000, which amount equals the one-time charges (a portion of which were one-time non-cash charges) incurred by the Borrower in its fiscal quarter ended on October 5, 1996 and (ii) for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period), there shall be subtracted from EBITDA for such period any cash payments made by the Borrower on or after December 28, 1996 through and including the last day of the fiscal quarter of the Borrower ending closest to June 30, 1997 with respect to any of the non-cash charges referred to in clause (i) of this Section 2.

           3. Notwithstanding anything to the contrary contained in Section 7.08(a) of the Credit Agreement, the Borrower shall not be permitted to make any Capital Expenditures pursuant to such Section 7.08(a) during its fiscal year ending closest to December 31, 1997 in excess of $7,000,000 unless such excess Capital Expenditures are financed with Equipment Financing Loans and/or the sale of equity of Holdings, the proceeds of which are permitted to be retained pursuant to clause (i) of the second parenthetical of Section 3.02(e) of the Credit Agreement, it being understood and agreed that (i) the Borrower may initially make such excess Capital Expenditures prior to incurring such Equipment Financing Loans or receipt of such equity proceeds so long as (x) the Borrower has theretofore delivered to the Agent a commitment letter from a lender or lenders agreeing to make such Equipment Financing Loans, which commitment letter shall be in form and substance satisfactory to the Agent and
(y) such Equipment Financing Loans are in fact incurred by the Borrower within 90 days after the opening of the respective store constructed with such Capital Expenditures (or, to the extent such Equipment Financing Loans are not incurred by such 90th day, such excess Capital Expenditures are financed by such 90th day with equity proceeds permitted to be retained by the Borrower as provided above) and (ii) nothing contained in this Section 3 shall otherwise permit the Borrower
(x) to make any Capital Expenditures in excess of the amounts otherwise permitted under the Credit Agreement or (y) to incur any Equipment Financing Loans in excess of the amounts otherwise permitted under the Credit Agreement.

           4. In order to induce the Banks to enter into this Amendment, Holdings, BV Holdings and the Borrower hereby represent and warrant that (x) no Default or Event of Default exists on the Fourth Amendment Effective Date (as defined below), both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all respects on the Fourth Amendment Effective Date, both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specific date).

           5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

           6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

           7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

           8. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when Holdings, BV Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

           9. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                    BIG V HOLDING CORP.


                                    By /s/ James A. Toopes, Jr.
                                      ------------------------------
                                      Title:  Executive Vice President-Finance,
                                                Adm. and Corporate Development


                                    BV HOLDINGS CORPORATION


                                    By /s/ James A. Toopes, Jr.
                                      ------------------------------
                                      Title:  Executive Vice President-Finance,
                                                Adm. and Corporate Development


                                    BIG V SUPERMARKETS, INC.


                                    By /s/ James A. Toopes, Jr.
                                      ------------------------------
                                      Title:  Executive Vice President-Finance,
                                                Adm. and Corporate Development


                                    BANKERS TRUST COMPANY,
                                      Individually and as Agent


                                    By /s/ Dana Klein
                                      ------------------------------
                                      Title: Vice President


                                    BANQUE NATIONALE DE PARIS


                                    By [SIGNATURE APPEARS HERE]
                                      ------------------------------
                                      Title: Vice President


                                    By [SIGNATURE APPEARS HERE]
                                      ------------------------------
                                      Title: Vice President


                                    BANKERS TRUST (DELAWARE)


                                    By [SIGNATURE APPEARS HERE]
                                      ------------------------------
                                      Title: Vice President

                                          DLJ CAPITAL FUNDING, INC.

                                          By
                                            -------------------------------
                                            Title:

                                          FIRST SOURCE FINANCIAL LLP.

                                          By: First Source Financial, Inc.
                                                  its Agent/Manager.

                                          By /s/ Gary L. Francis
                                            -------------------------------
                                            Title: Senior Vice President

                                          BANK POLSKA KASA OPIEKI S.A.

                                          By
                                            -------------------------------
                                            Title:

                                          HELLER FINANCIAL, INC.

                                          By
                                            -------------------------------
                                            Title:

                                          DLJ CAPITAL FUNDING, INC.

                                          By
                                            -------------------------------
                                            Title:

                                          FIRST SOURCE FINANCIAL LLP.

                                          By: First Source Financial, Inc.
                                                  its Agent/Manager.

                                          By
                                            -------------------------------
                                            Title:

                                          BANK POLSKA KASA OPIEKI S.A.

                                          By  /s/ William A. Shea
                                            -------------------------------
                                            Title: Vice President Senior
                                                   Lending Officer

                                          HELLER FINANCIAL, INC.

                                          By
                                            -------------------------------
                                            Title:

                                          DLJ CAPITAL FUNDING, INC.

                                          By
                                            -------------------------------
                                            Title:

                                          FIRST SOURCE FINANCIAL LLP.

                                          By: First Source Financial, Inc.
                                                its Agent/Manager.

                                          By
                                            ------------------------------
                                            Title:

                                          BANK POLSKA KASA OPIEKI S.A.

                                          By
                                            ------------------------------
                                            Title:

                                          HELLER FINANCIAL, INC.

                                          By /s/ Robert A Pierce
                                            ------------------------------
                                            Title: Vice President